UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

FACT Acquisition I Corp.

14 Wall Street, 20th Floor, New York, NY 10005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

Complete Solaria, Inc. (f/k/a Complete Solar Holding Corporation), a Delaware corporation (“Legacy Complete Solaria”), FACT Acquisition I Corp., a Cayman Islands exempted company (“FACT” and, after the Domestication as described below, the “Company”), Jupiter Merger Sub I Corp., a Delaware corporation and wholly-owned subsidiary of FACT (“First Merger Sub”), Jupiter Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of FACT (“Second Merger Sub”) and The Solaria Corporation, a Delaware corporation and a wholly-owned indirect subsidiary of Complete Solaria (“Solaria”), entered into that certain Amended and Restated Business Combination Agreement, dated as of May 26, 2023 (as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”).

On July 17, 2023, as previously disclosed and as contemplated by the Business Combination Agreement and described in the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2023, as supplemented by the supplement to the proxy statement/prospectus filed with the SEC on July 10, 2023 (the “Proxy Statement”) in the section titled “Proposal No. 2—Domestication Proposal” beginning on page 183 of the Proxy Statement, FACT filed an application for deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which FACT was domesticated and continues as a Delaware corporation, changing its name to “Complete Solaria, Inc.” (the “Domestication”).

As a result of and upon the effective time of the Domestication, among other things:

•

each issued and outstanding Class A ordinary share, par value $0.0001 per share, of FACT (the “FACT Class A Ordinary Shares”) were converted, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of the Company (the “Complete Solaria Common Stock”);

•

each issued and outstanding Class B ordinary share, par value $0.0001 per share, of FACT (the “FACT Class B Ordinary Shares”) were converted, on a one-for-one basis, into one share of Complete Solaria Common Stock; and

•

each issued and outstanding FACT public warrant and FACT private placement warrant exercisable for one FACT Class A Ordinary Share were converted, on a one-for-one basis, into one warrant exercisable for one share of Complete Solaria Common Stock.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2023, FACT convened an extraordinary general meeting (the “Special Meeting”) of its shareholders to approve, among other things, the business combination with Legacy Complete Solaria. At the Special Meeting, the FACT stockholders considered and approved, among other things, Proposal No. 3-The Governing Documents Proposal (the “Governing Documents Proposal”), which is described in greater detail in the Proxy Statement beginning on page 186 of the Proxy Statement.

The Certificate of Incorporation of the Company (the “Certificate of Incorporation”), which became effective upon filing with the Secretary of State of the State of Delaware on July 17, 2023, includes the amendments proposed by the Governing Documents Proposals.

On July 18, 2023, the Company’s board of directors approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”).

Copies of the Certificate of Incorporation and the Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the Certificate of Incorporation and the general effect of the Certificate of Incorporation and the Bylaws upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the section titled “Description Securities” beginning on page 349 of the Proxy Statement, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1*	Certificate of Incorporation of New Complete Solaria

3.2*	Bylaws of New Complete Solaria

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPLETE SOLARIA, INC.
Dated: July 21, 2023

	By:	/s/ William J. Anderson
William J. Anderson
Chief Executive Officer